UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/21/2011

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 21, 2011, Identive Group, Inc. ("Identive" or the "Company") entered into an amended and restated executive employment agreement with Lawrence W. Midland (the "Amended Agreement"). Under the Amended Agreement, Mr. Midland's role will change from Executive Vice President to Senior Vice President of the Company effective January 1, 2012. He will retain his role as Chairman of the Company's Hirsch Electronics LLC subsidiary and remain a director of the Company. Also effective January 1, 2012, Mr. Midland's annual base salary will be reduced from $210,000 to $120,000, and he will commit approximately 60 hours per month to his new position. Mr. Midland will continue to be eligible to participate in the Company's benefit programs and, at the discretion of the Company's Compensation Committee, the Company's stock option plan as in effect from time to time. Any compensation for his service as a director of the Company during the term of the Amended Agreement is waived. The initial term of the Amended Agreement is two years, and may be extended by mutual agreement at any time prior to the expiration of the initial term. The Company or Mr. Midland may terminate the Amended Agreement at any time without cause upon six months' written notice. In addition, for a period of 12 months following termination of the Amended Agreement, Mr. Midland agreed not to compete with the Company or solicit any employee or contractor of the Company or its affiliates. A copy of the Amended Agreement is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.    Other Events

Identive has agreed to acquire the remaining outstanding shares of idOnDemand, Inc. held by ActivIdentity Corporation for a sum of $500,000 pursuant to an agreement, dated December 22, 2011, among Identive, ActivIdentity and idOnDemand Inc., containing customary provisions and certain releases. Upon consummation of the share purchase, idOnDemand will be a wholly-owned subsidiary of Identive.

A press release announcing the agreement is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit

No.                Description

10.1        Amended and Restated Executive Employment Agreement, dated December 21, 2011, by and between Identive Group, Inc. and Larry Midland.

99.1        Press release dated December 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: December 28, 2011	By:	/s/ Melvin Denton-Thompson
Melvin Denton-Thompson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release dated December 28, 2011
EX-10.1	Amended and Restated Executive Employment Agreement, dated December 21, 2011, by and between Identive Group, Inc. and Larry Midland.